STEMCELLS, INC. TO ACQUIRE CELL-BASED DRUG DISCOVERY PLATFORMS AND RELATED BUSINESSES OF STEM
CELL SCIENCES PLC

PALO ALTO, Calif., and LONDON, UK (March 2, 2009) – StemCells, Inc. (NASDAQ: STEM) and Stem Cell Sciences plc (AIM: STEM, ASX: STC) announced today that they have entered into a definitive agreement pursuant to which StemCells will acquire the operating subsidiaries and certain related assets of Stem Cell Sciences (SCS) for 2,650,000 shares of StemCells common stock and approximately $715,000 in cash. Stem Cell Sciences is a UK-based company focused on commercializing applications of stem cell technologies for drug discovery and regenerative medicine research. StemCells, which is focused on the discovery and development of tissue-derived cellular products for therapeutic uses, will acquire upon completion of the acquisition:

•	proprietary cell technologies relating to embryonic stem cells, induced pluripotent stem (iPS) cells, and tissue-derived (adult) stem cells;

•	expertise and infrastructure for providing cell-based assays for drug discovery and screening, including automated robotic production and manipulation of stem and progenitor cells;

•	patented gene insertion technology, with broad utility in drug screening and for applications in cell and gene therapy;

•	the SC Proven® media formulation and reagent business, including the iSTEM®, 2i, 3i, Passaid™, HEScGRO™, and EScGRO™ proprietary media;

•	a portfolio of over twenty patent families claiming a range of technologies relevant to cell processing, reprogramming and manipulation and gene targeting; and

•	existing business and license relationships respecting SCS technologies entered into by several major life science companies, such as Merck and Millipore, among others.

“The industrial logic of this acquisition is compelling,” said Martin McGlynn, President and CEO of StemCells. “StemCells has established itself as a world leader in tissue-derived stem and progenitor cells for therapeutic uses, while Stem Cell Sciences has focused on non-therapeutic applications for embryonic and tissue derived stem cells, such as cell-based assays for drug discovery and screening. This proposed acquisition will combine three distinct stem cell platforms, adult, embryonic and iPS cells, for both therapeutic and drug discovery applications, and will position StemCells to diversify and pursue near-term commercialization opportunities while continuing to develop our cell-based therapeutic products.”

“StemCells, Inc. is the logical home for our businesses,” said Alastair Riddell, Chief Executive Officer of Stem Cell Sciences. “Our respective technologies and capabilities are highly complementary, and the Stem Cell Sciences Board is confident StemCells has the knowledge and resources to fully leverage these assets and realize their potential value.”

Terms of the Transaction

The transaction has been unanimously approved by the board of directors of each of the companies and is subject to customary closing conditions, including the approval of the shareholders of SCS in general meeting. Members of the SCS Board and other significant stockholders representing over 30% of the SCS shares outstanding have irrevocably agreed to vote in favor of the transaction. Approval by StemCells’ stockholders is not required.

Under the terms of the asset purchase agreement, StemCells will acquire substantially all of the operating assets and liabilities of SCS, including its research and development operations in Cambridge, UK and near Melbourne, Australia, and substantially all of its intellectual property portfolio. It is expected that most of SCS’ approximately 20 full-time current staff will remain with StemCells upon completion of the transaction.

As consideration for these assets, StemCells will, except as provided below, issue 2,650,000 shares of common stock to SCS. In addition, upon completion, StemCells will waive certain loan obligations of SCS to repay approximately $715,000 in cash made available by StemCells to SCS for its working capital purposes. The actual number of shares delivered to SCS at completion will depend on the acquired subsidiaries having at least an agreed-upon target amount of working capital. A portion of the consideration shares will be held in escrow for release in 12 months, subject to any claims for indemnification StemCells may make under the terms of the agreement.

The transaction is expected to close within two months, after which SCS expects to wind down its operations and distribute proceeds from the sale of the acquisition shares, less its transaction and wind-down expenses, to its stockholders.

About StemCells, Inc.
StemCells, Inc. is a clinical-stage biotechnology company focused on the discovery, development and commercialization of cell-based therapeutics to treat diseases of the central nervous system and liver. StemCells’ product development programs seek to repair or repopulate CNS and liver tissue that has been damaged or lost as a result of disease or injury. StemCells has pioneered the discovery and development of HuCNS-SC® cells, its highly purified, expandable population of human neural stem cells. In January 2009, StemCells completed a six patient Phase I clinical trial of its proprietary HuCNS-SC product candidate as a treatment for neuronal ceroid lipofuscinosis (NCL), a rare and fatal neurodegenerative disease that affects infants and young children.  StemCells has also received approval from the US Food and Drug Administration (FDA) to initiate a Phase I clinical trial of the HuCNS-SC cells to treat Pelizaeus-Merzbacher Disease (PMD), also a rare and fatal brain disorder that mainly affects young children. StemCells owns or has exclusive rights to approximately 50 issued or allowed U.S. patents and more than 150 granted or allowed non-U.S. patents. Further information about StemCells is available on its web site at: www.stemcellsinc.com.

About Stem Cell Sciences plc
Stem Cell Sciences plc (SCS) is an international research and development company focusing on the commercial application of stem cell biology technologies for drug discovery and regenerative medicine research. SCS is now focusing on building revenues through the sale of products, collaborative research and licensing deals with international biotechnology and pharmaceutical companies. SCS has a substantial portfolio of patents and patent applications in both adult and embryonic stem cell fields. SCS has been active in the stem cell research field since 1994, principally focused on technologies to grow, differentiate, and purify adult and embryonic stem cells. These include technologies to permit the generation of highly purified stem cells and their differentiated progeny (specialized tissue cell types) for use in genetic, pharmacological and toxicological screens. Moreover, these technologies may be able to provide pure populations of appropriate cell types for transplantation therapies in the future. SCS has its main research base and headquarters in Cambridge, UK with a second research base in Monash near Melbourne, Australia.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements regarding, among other things, the proposed transaction between StemCells and SCS, the expected timetable for completing the transaction, the future business operations of StemCells, Inc. (the “Company”) and of the combined company, the potential benefits and synergies arising from the proposed transaction, the Company’s ability to leverage the SCS assets and realize their value, future opportunities for the combined company, new product development, including the ability to conduct clinical trials as well as its research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainty as to the timing of the shareholder meeting at which SCS’ shareholders will vote on approving the transaction and uncertainties on whether the SCS shareholders will vote to approve the transaction, the timing of the completion of the transaction, the possibility that various closing conditions may not be satisfied, the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities, transaction costs; risks whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in NCL, PMD or in future clinical trials of proposed therapies for other diseases or conditions despite the novel and unproven nature of the Company’s technologies; uncertainties about whether the Company will receive the necessary support of a clinical study center and its ethics board to initiate a clinical trial in PMD; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations, including such operations of the combined company, and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; uncertainty as to whether HuCNS-SC and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s manufacturing capabilities given its increasing preclinical and clinical commitments; and other factors that are described under the heading “Risk Factors” in Item 1A of Part II of the Company’s most recent Quarterly Report on Form 10-Q.

CONTACT:	StemCells, Inc. Rodney Young Chief Financial Officer 650-475-3100, Ext. 105 irpr@stemcellsinc.com
SOURCE:	StemCells, Inc.

###